CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement of WorldPort Communications, Inc. on Form S-8 of our report dated February 15, 1996, on our audit of the financial statements of Sage Resources, Inc. as of December 31, 1994, appearing in the Annual Report on Form 10-KSB of Sabe Resources, Inc. for year ended December 31, 1995.

/s/Wright & Seibert P.C.
WRIGHT & SEIBERT, P.C.
12687 West Cedar Drive, Suite 330
Lakewood Colorado 80228

February 6, 1997